CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and related prospectus of China Internet Nationwide Financial Services, Inc. of our report dated May 10, 2019 relating to the December 31, 2018 consolidated financial statements of China Internet Nationwide Financial Services, Inc. and Subsidiaries included in its Annual Report (Form 20-F), and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, NY

August 22, 2019